EX-99.(j)

[LOGO]
ESTABLISHED 1923

ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456 FAX (212) 840-7066


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information constituting part of the Lazard Retirement Series, Inc., Lazard Retirement Emerging Markets Portfolio--Investor Shares, Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A

ANCHIN, BLOCK & ANCHIN LLP


January 28, 2006


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e-mail: info@anchin.com

www.anchin.com